[LOGO] DocuCorp(TM)
       INTERNATIONAL
       5910 North Central Expressway, Suite 800
       Dallas, Texas 75206

                                                                October 29, 1999

Dear Stockholders:

      Enclosed is a proxy statement for the Annual Meeting of Stockholders to be held on Tuesday, December 7, 1999, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas at 9:00 a.m., local time. Also enclosed is a proxy card and a copy of the Annual Report to Stockholders for fiscal 1999.

      On the following pages you will find a Notice of Annual Meeting of Stockholders and Proxy Statement. The following items of formal business will be presented at the Annual Meeting:

      (i) The election of seven directors to the Board of Directors of DocuCorp;

      (ii) The proposed amendment to the 1997 Equity Compensation Plan to increase the number of shares of Common Stock issuable upon exercise of stock options from 980,000 to 1,730,000; and

      (iii) The ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors for the 2000 fiscal year.

      I ask for your support for the foregoing items.

      After the formal business of the Annual Meeting is completed, there will be a time for discussion, and I encourage you to present comments, questions and ideas at the Annual Meeting during the discussion period.

      Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

      I hope that you are able to join us at the Annual Meeting.

                                      Sincerely,


                                      /s/ Michael D. Andereck

                                      Michael D. Andereck
                                      President and Chief Executive Officer

[LOGO] DocuCorp(TM)
       INTERNATIONAL
       5910 North Central Expressway, Suite 800
       Dallas, Texas 75206

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held December 7, 1999

To the holders of Common Stock of
DocuCorp International, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DocuCorp International, Inc. (the "Company" or "DocuCorp") will be held at the Hotel Crescent Court, Dallas, Texas, on December 7, 1999 at 9:00 a.m., local time, for the following purposes:

      (i) The election of seven directors to the Board of Directors of DocuCorp;

      (ii) The ratification of the amendment to the 1997 Equity Compensation Plan to increase the number of shares of Common Stock issuable upon exercise of stock options under the plan from 980,000 to 1,730,000;

      (iii) The ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors for the 2000 fiscal year; and

      (iv) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on October 20, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

      Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

                                        By Order of the Board of Directors,


                                        /s/ Joan P. Moore

                                        Joan P. Moore
                                        Secretary

October 29, 1999
Dallas, Texas

                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 7, 1999

      This Proxy Statement is furnished to stockholders of DocuCorp International, Inc., a Delaware corporation (the "Company" or "DocuCorp"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on December 7, 1999 at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. Proxies in the form enclosed will be voted at the Annual Meeting, if properly executed, returned to the Company prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company.

                       ACTIONS TO BE TAKEN AT THE MEETING

      At the Annual Meeting, holders of the Company's Common Stock will consider and vote for the election of seven nominees as directors of the Company. In addition to the election of directors, the stockholders will be asked to ratify
(i) an amendment to the DocuCorp 1997 Equity Compensation Plan (the "Equity Compensation Plan") and (ii) the selection of PricewaterhouseCoopers LLP as the independent auditors of the Company for the 2000 fiscal year. In addition, any other business as may properly come before the Annual Meeting will be considered and the persons named in the proxies will vote in accordance with their judgment on such business. The Board of Directors of DocuCorp knows of no such other business that will be brought before the Annual Meeting as of the date of this Proxy Statement.

      Only holders of record of Common Stock at the close of business on October 20, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of October 8, 1999, the Company had outstanding, and entitled to vote at the Annual Meeting, approximately 15.6 million shares of Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting.

      The presence, either in person or by properly executed proxy, of the holders of record of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. The election as a director of each nominee requires the affirmative vote of the holders of record of a plurality of the outstanding voting power of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting. The ratification of the selection of independent auditors requires the affirmative vote of the majority of shares represented at the Annual Meeting. Approval of the amendment to the Equity Compensation Plan requires the affirmative vote of the holders of a majority of the shares of the Common Stock represented at the Annual Meeting with respect to this matter.

      The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted (i) for the election as directors of the Company of the seven nominees set forth in this Proxy Statement, (ii) for the amendment to the Equity Compensation Plan, (iii) for the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors and (iv) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

      Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. Votes submitted as abstentions on matters to be voted on at the Annual Meeting will be counted as votes against such matters. Broker non-votes will not count for or against the matters to be voted on at the Annual Meeting.

      If any other matter or business is brought before the meeting, the proxy holders may vote the proxies in their discretion. The directors do not know of any such other matter or business.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 8, 1999 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each current executive officer of the Company listed in the Summary Compensation Table set forth under the caption "Executive Compensation," and (iv) all of the directors and current executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to its or his shares.

                                                             Shares Owned
                                                       -----------------------
                   Name                                  Number       Percent
                   ----                                ----------    ---------

Safeguard Scientifics, Inc. (1) ..................      3,610,169      23.2%
Technology Leaders II (2) ........................      1,205,980       7.7%
Michael D. Andereck (3) ..........................      1,164,738       7.5%
Anshoo S. Gupta ..................................             --        --
Milledge A. Hart, III (4) ........................        232,020       1.5%
John D. Loewenberg (5) ...........................         95,517       *
George F. Raymond (6) ............................         52,920       *
Warren V. Musser (7) .............................        172,912       1.1%
Arthur R. Spector (8) ............................        131,624       *
B. Bruce Dale (9) ................................        226,065       1.5%
Phillip J. Hamrick, III (10) .....................         33,332       *
Kerry K. LeCrone (11) ............................         64,500       *
All Directors and Executive
    Officers as a group (10 persons) .............      2,173,628      14.0%

----------
*     Less than one percent.

(1) The shares are held of record by Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc. ("Safeguard"). Includes 934,828 shares of Common Stock issuable pursuant to exercisable warrants and also includes 136,852 shares of Common Stock transferred by Safeguard to certain of its employees pursuant to a long-term incentive plan (the "LTIP"). Safeguard will continue to exercise voting control of the shares held by the LTIP until the occurrence of certain vesting requirements. The stockholder's address is 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087.

(2) Includes 300,950 shares of Common Stock issuable pursuant to exercisable warrants. Technology Leaders II consists of Technology Leaders II L.P. and Technology Leaders II Offshore C.V. Technology Leaders II Management L.P., a limited partnership, is the sole general partner of Technology Leaders II L.P. and co-general partner of Technology Leaders II Offshore C.V. Technology Leaders II L.P. and Technology Leaders II Offshore C.V. are venture capital funds that are required by their governing documents to make all investment, voting and disposition actions in tandem. Technology Leaders II Management L.P. has sole authority and responsibility for all investment, voting and disposition decisions for Technology Leaders II. The general partners of Technology Leaders II Management, L.P. are (i) Technology Leaders Management, Inc., a wholly-owned subsidiary of Safeguard, (ii) Robert E. Keith, Gary J. Anderson, M.D., Ira M. Lubert and Mark J. DeNino, and (iii) four other corporations (the "TLA Corporations") owned by natural persons, one of whom is a director of Safeguard. Technology Leaders II Management L.P. is managed by an executive committee, by whose decisions the general partners have agreed to be bound, which consists of ten voting members including (i) Warren V. Musser, who is a designee of Technology Leaders Management, Inc., (ii) Mr. Keith, Dr. Anderson, Mr. Lubert, Mr. DeNino, Christopher Moller, Ph.D., individually, and (iii) one designee of each of the TLA Corporations and (as a non-voting member) Clayton S. Rose. Technology Leaders Management, Inc. is the administrative manager of Technology Leaders II, subject to the control and direction of the executive committee of Technology Leaders II Management L.P. Mr. Keith is a director of Safeguard. Technology Leaders Management, Inc. holds a 34% general partnership interest in Technology Leaders II Management L.P. The stockholder's address is c/o Safeguard Scientifics, Inc., 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087.

(3) Includes beneficial ownership, of which 90,678 shares are held in a trust which is not in Mr. Andereck's control. Mr. Andereck disclaims any beneficial ownership as to such shares. The stockholder's address is c/o DocuCorp, 5910 N. Central Expressway, Suite 800, Dallas, Texas 75206.

(4) Includes 11,000 shares of Common Stock issuable pursuant to exercisable stock options.

(5) Includes 32,758 shares of Common Stock issuable pursuant to exercisable stock options.

(6) Includes 42,000 shares of Common Stock issuable pursuant to exercisable stock options.

(7) Includes 12,000 shares of Common Stock issuable pursuant to exercisable stock options.

(8) Includes 128,724 shares of Common Stock issuable pursuant to exercisable stock options and warrants.

(9) Includes 220,558 shares of Common Stock issuable pursuant to exercisable stock options.

(10) Includes 33,332 shares of Common Stock issuable pursuant to exercisable stock options.

(11) Includes 40,774 shares of Common Stock issuable pursuant to exercisable stock options.

                              ELECTION OF DIRECTORS

      The following seven persons have been nominated for election as directors at the Annual Meeting: Milledge A. Hart, III, Michael D. Andereck, Anshoo S. Gupta, John D. Loewenberg, Warren V. Musser, George F. Raymond and Arthur R. Spector. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought. The Board of Directors recommends a vote FOR the election of each of the nominated directors.

                        DIRECTORS AND EXECUTIVE OFFICERS

      A brief description of each executive officer and director of the Company is provided below. Directors hold office until the expiration of their term of office or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. References to "Image Sciences" and "FormMaker" mean Image Sciences, Inc. and FormMaker Software, Inc., respectively, which were predecessors of the Company.

      Milledge A. Hart, III, 65, was appointed Chairman of the Board of the Company in May 1997. He served as a member of Image Sciences' Board of Directors from 1985 to May 1997. Mr. Hart is founder and currently Chairman of the Board of Hart Group, Inc., Rmax, Inc. and Axon, Inc. He also serves on the Board of Directors of The Home Depot, Inc., Lyco Energy Corporation, Kionix, WireBreak Entertainment and the Board of Regents of Southern Methodist University. Mr. Hart served as President of Electronic Data Systems from 1970 until his retirement in 1977.

      Michael D. Andereck, 46, has been President and Chief Executive Officer of the Company since its inception in January 1997. From 1984 to 1997, he was President, Chief Executive Officer and a director of Image Sciences. Mr. Andereck joined Image Science as Vice President of Finance in 1983. From 1975 to 1983, Mr. Andereck was with KPMG Peat Marwick, where he attained the position of senior manager.

      B. Bruce Dale, 36, has served as Senior Vice President, Products of the Company since May 1997. He was Vice President of Product Development of Image Sciences from 1994 through May 1997. Mr. Dale joined Image Sciences in 1986 as a Client Services Custom Software Developer. Since 1988, Mr. Dale held several management positions within Client Services, Marketing and Product Development. In 1992, he was appointed Director of Product Direction.

      Phillip J. Hamrick, III, 42, became Senior Vice President, Sales and Marketing of the Company in October 1998. Prior to joining DocuCorp, Mr. Hamrick was national director of U.S. channel sales for Eastman Software, a Kodak company. Before joining Eastman in 1996, Mr. Hamrick was Vice President of Marketing and Sales for Plus 3 Software, Inc.

      Kerry K. LeCrone, 54, became Senior Vice President, Services of the Company in May 1997. He was Senior Vice President, Technical and Processing Services of FormMaker from March 1995 through May 1997. Between 1974 and 1990, Mr. LeCrone served in various capacities for several insurance and financial service businesses with primary responsibilities for software development and operations. In 1990, Mr. LeCrone co-founded Adam Investment Services, a financial services company that became a leading retail investment management organization with more than $1.0 billion in assets under management.

      Anshoo S. Gupta, 52, was elected as a director of the Company in February 1998. He has been President of Production Systems Group at Xerox Corporation since January 1999. From 1969 through 1998, Mr. Gupta has held a series of financial, marketing, planning and General Management positions at Xerox.

      John D. Loewenberg, 59, became a director of the Company in May 1997. He was previously Chief Executive Officer and President of FormMaker. From May 1995 through March 1996, he served as Executive Vice President and Chief Administrative Officer of Connecticut Mutual, a life insurance company. Prior to joining Connecticut Mutual, Mr. Loewenberg served as Senior Vice President of Aetna Life and Casualty, a multi-line insurer, and as Chief Executive Officer of Aetna Information Technology, the information systems company of Aetna Life and Casualty. Mr. Loewenberg was Chairman of Precision Systems, Inc. until April 1996 and is currently a member of the Boards of CompuCom Systems, Inc., Diamond Technology Partners Incorporated, Sanchez Computer Associates, Inc., Integrated Visions, Inc. and Sherwood International, PLC. He is also a trustee of several not for profit organizations.

      Warren V. Musser, 72, was elected as a director of the Company in May 1997. He has been Chairman of the Board and Chief Executive Officer of Safeguard since 1953. Mr. Musser is also the Chairman of the Board of Cambridge Technology Partners (Massachusetts), Inc., a director of Coherent Communications Systems Corporation and CompuCom Systems, Inc., and a trustee of Brandywine Realty Trust. Mr. Musser also serves on a variety of civic, educational, and charitable Boards of Directors, including the Board of Overseers of The Wharton School of the University of Pennsylvania and serves as Vice President/Development, Cradle Liberty Council, Boy Scouts of America, as Vice Chairman of The Eastern Technology Council, and as Chairman of the Pennsylvania Council on Economic Education.

      George F. Raymond, 61, became a director of the Company in July 1997. He is a private investor and software industry consultant. He is a director of BMC Software Inc., a Houston-based, publicly held software firm. He is also a director of Atlantic Data Services, Balance Bar Co. as well as several privately held software companies. Mr. Raymond founded Automatic Business Centers, Inc. ("ABC"), a payroll processing company in 1972, and sold the company to CIGNA in 1983. Mr. Raymond and other members of ABC's management repurchased ABC in 1986 from CIGNA, and sold ABC to Automatic Data Processing ("ADP") in 1989. In 1986, Mr. Raymond was Chairman of ITAA, the computer software and services trade association.

      Arthur R. Spector, 59, has been a director of the Company since May 1997. From December 1995 through May 1997, he served as Chairman of the Board and a director of FormMaker. Since January 1997, Mr. Spector has served as managing director of the general partner and of the management company of Safeguard International Fund, L.P., an international private equity fund. Mr. Spector also serves as a vice president and director of Metallurg Holdings, Inc. and as a director of Metallurg, Inc., portfolio companies of Safeguard International. From January 1997 to March 1998, Mr. Spector served as a managing director of TL Ventures LLC, a fund management company organized to manage the day-to-day operations of TL Ventures III L.P. and TL Ventures III Offshore L.P., which are venture capital partnerships investing in tandem. From January 1995 through December 1996, Mr. Spector served as Director of Acquisitions of Safeguard. From November 1994 to March 1998, he served as Chairman of the Board of USDATA Corporation; since that date he has served as a director of that company. He also serves as Chairman of the Board of Neoware Systems, Inc. From July 1992 until May 1995, Mr. Spector served as Vice Chairman and Secretary of Casino & Credit Services, Inc. From October 1991 to December 1994, Mr. Spector was Chief Executive Officer and a director of Perpetual Capital Corporation.

      In December 1998, Milledge A. Hart, III, John D. Loewenberg, George F. Raymond and Arthur R. Spector received options to purchase 25,000 shares of Common Stock each at an exercise price of $5.00 per share. In August 1999, Anshoo S. Gupta received options to purchase 85,000 shares of Common Stock at an exercise price of $3.84 per share. The options vest over a five year period. Additionally, the Company donates $5,000 per year on behalf of each director to the charity(s) of his choice. Directors are reimbursed for out-of-pocket expenses incurred for attendance at board meetings.

      The Board of Directors held four meetings in fiscal 1999. No director attended fewer than 75% of the meetings of the Board (and any committees thereof) which they were required to attend.

Certain Transactions

      All future transactions between the Company and its officers, directors and principal stockholders or their affiliates will be on terms no less favorable to the Company than may be obtained from unrelated third parties, and any such transactions will be approved by a majority of the disinterested directors of the Company.

Committees of the Board of Directors

      The Board of Directors of the Company has appointed an Audit Committee, which currently consists of Anshoo S. Gupta, George F. Raymond and Arthur R. Spector. The Audit Committee's duties include engaging and discharging the Company's independent accountants; reviewing and approving the engagement of the independent accountants for audit and non-audit services requested; reviewing with the independent accountants the scope and timing of the audit and non-audit services; reviewing the completed audit with the independent accountants regarding their report, the conduct of the audit, accounting adjustments, recommendations for improving internal accounting and auditing procedures with the Company's financial staff and initiating and supervising any special investigations it deems necessary.

      The Board of Directors of the Company has also appointed a Compensation Committee which currently consists of Milledge A. Hart, III, John D. Loewenberg and Warren V. Musser. The Compensation Committee's duties include reviewing and making recommendations to the Board of Directors regarding compensation and benefit plan matters, including executive officer compensation, director compensation, employee stock option grants, 401(k) plan matters, employee stock purchase plan matters and other defined benefit plan matters.

Compensation Committee Interlocks and Insider Participation

      No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

Executive Compensation

      The following table sets forth information concerning cash compensation paid or accrued by the Company during the three-year period ended July 31, 1999 to or for the Company's Chief Executive Officer and the four other highest compensated executive officers of the Company whose total compensation exceeded $100,000.

                                                                     Long Term
                                                                    Compensation
                                              Annual Compensation      Awards
                                             --------------------   ------------
                                     Year     Salary      Bonus     Options (#)
                                     ----    --------    --------   -----------
Michael D. Andereck ..............   1999    $290,000    $ 80,000           --
President and CEO                    1998     275,000     200,000           --
                                     1997     225,000     185,000           --

B. Bruce Dale ....................   1999     140,000      31,250           --
Sr. VP, Products                     1998     125,000      63,750           --
                                     1997     100,000      40,000           --

Phillip J. Hamrick, III ..........   1999     140,000      60,000      100,000
Sr. VP, Sales and Marketing

Kerry K. LeCrone .................   1999     140,000      61,250       25,000
Sr. VP, Services                     1998     125,000      72,500       20,400
                                     1997     115,417      70,100       24,545

Todd A. Rognes ...................   1999     115,000          --           --
Sr. VP, Finance and Treasurer        1998     100,000      50,000           --
(resigned May 1999)                  1997      67,000      40,000           --

      In January 1997, the Company entered into an employment agreement with Michael D. Andereck. The employment agreement has an indefinite term and provides that Mr. Andereck's salary is to be reviewed annually by the Board of Directors. Effective August 1, 1999, the Board of Directors set Mr. Andereck's annual base salary for fiscal 2000 to $305,000. In addition to base salary, the agreement allows for discretionary bonuses, participation in any 401(k) plan and stock option plan maintained by the Company and other fringe benefits that the Company maintains for its top-level executives. The agreement also contains severance provisions which, if triggered, entitle Mr. Andereck to monthly severance payments in an amount equal to Mr. Andereck's then-current monthly salary for a period of up to 12 months. The severance payments are triggered by the occurrence of any of the following events: termination of employment by the Company without cause, termination of employment by Mr. Andereck for good reason (which includes a material failure of the Company to observe or perform any material term of the employment agreement, the exclusion of Mr. Andereck from participation in any new compensation or benefit arrangement offered to similarly situated employees or a reduction in Mr. Andereck's level of responsibility, position, authority or duties), resignation by Mr. Andereck with 60 days' notice and total disability. The employment agreement also provides a non-competition provision prohibiting Mr. Andereck from competing against the Company while employed by the Company and for one year following the termination of payments to Mr. Andereck.

Report of the Compensation Committee

      The Company is in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain outstanding executives, promote among them the economic benefits of stock ownership in the Company, and motivate and reward executives who make contributions of special importance to the success of the business of the Company. The Company has structured its executive compensation program to support the strategic goals and objectives of the Company.

      As a matter of policy, the Compensation Committee believes that the annual compensation of the executive officers should consist of a base salary, contingent cash bonus and stock options. Base salary levels are based on generally subjective factors and include the contribution the executive officer made and is anticipated to make to the success of the Company, the level of experience and responsibility of the executive officer, the competitive position of the Company's executive compensation and the Company's historical levels of compensation for executive officers. Cash bonuses are awarded based on the achievement of annual financial goals recommended by the Compensation Committee and approved by the Board of Directors at the beginning of each fiscal year. These goals may include a target range of revenue, pretax earnings, earnings per share or other objective measurement consistent with long-term stockholder goals. The Compensation Committee approves a target range for specific financial goals and a range of potential bonus amounts for each executive. Actual bonuses are awarded following the year-end based on the actual achievement level of the specified corporate goals compared to the target range of achievement.

      Grants of Company stock options are intended to align the interests of executives and key employees with the long-term interests of the Company's stockholders and to encourage executives and key employees to remain in the Company's employ. Grants are not made in every year, but are awarded subjectively based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions and anticipated contributions to the achievement of the Company's financial and strategic objectives and the Company's achievement of its financial and strategic objectives.

      Effective August 1, 1998, the Compensation Committee recommended an increase in the base salary of Mr. Andereck, the Company's Chief Executive Officer, from $275,000 to $290,000. The increase in base salary was intended to recognize Mr. Andereck's contribution toward the successful growth of the Company. At the conclusion of the year ended July 31, 1999, the Compensation Committee granted an $80,000 bonus to Mr. Andereck based upon the Company's achievement of the financial goals established at the commencement of the fiscal year. This bonus represented 31% of the maximum bonus to which Mr. Andereck was entitled. As a result, Mr. Andereck's incentive compensation represented approximately 28% of his total cash compensation for fiscal 1999. During fiscal 1999, Mr. Andereck was not awarded any stock options.

                                             Compensation Committee

                                             Milledge A. Hart, III
                                             John D. Loewenberg
                                             Warren V. Musser

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the securities laws of the United States, the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock, are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates. Based solely on its review of the copies of such forms received by it with respect to fiscal 1999, the Company believes that all of its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities timely filed these reports with the exception of Mr. Milledge A. Hart, III who filed a report in December 1998 for the purchase of an aggregate of 20,000 shares in October 1998.

Option Plans

      The following table sets forth certain information with respect to the options granted during the year ended July 31, 1999 to each executive officer of the Company listed in the Summary Compensation Table set forth under the caption "Executive Compensation."

                                                                                        Potential Realizable Value
                                             Percent of                                   at Assumed Annual Rates
                                           Total Options                                     of Stock Price
                                             Granted to                                        Appreciation
                                Options      Employees      Exercise or                     for Option Term (1)
                                Granted      in Fiscal       Base Price   Expiration       ---------------------
Name                               #            Year          $/Sh (2)       Date             5%          10%
----                           ---------     --------         --------      -------        --------     --------
Phillip J. Hamrick, III .....   100,000        18.0%           $3.75        9/15/08        $235,835     $597,653
Kerry K. LeCrone ............    25,000         4.5%           $4.72        1/18/09        $ 74,210     $188,062

----------
(1) The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not reflect the Company's estimates or projections of future prices of the shares of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(2)   Fair market value as of the date of grant.

      The following table sets forth certain information with respect to the options exercised by each executive officer of the Company listed in the Summary Compensation Table set forth under the caption "Executive Compensation" during the year ended July 31, 1999 or held by such persons at July 31, 1999.

                                                                                                           Value of Unexercised
                                                                            Number of Unexercised        In-the-Money Options (2)
                                            Shares                         Options at July 31, 1999           at July 31, 1999
                                           Acquired          Value       ----------------------------   --------------------------
      Name                                on Exercise     Realized (1)   Exercisable    Unexercisable   Exercisable  Unexercisable
      ------                              -----------     ------------   -----------    -------------   -----------  -------------
Michael D. Andereck ................              --            --              --              --              --            --
B. Bruce Dale ......................          10,000      $ 47,715         220,558           6,934        $838,405      $ 23,298
Phillip J. Hamrick, III ............              --            --          33,332          66,668          11,333        22,667
Kerry K. LeCrone ...................          23,726        69,102          40,774          49,625          24,684        20,441
Todd A. Rognes .....................              --            --         133,481              --         514,854            --

----------
(1) Based upon the sale price received for the underlying shares of Common Stock of DocuCorp.

(2) Based upon the average of the high and low price of the Common Stock of DocuCorp on July 30, 1999 which was $4.09 per share.

                 AMENDMENT TO THE 1997 EQUITY COMPENSATION PLAN

      The amendment to the Equity Compensation Plan would increase the number of shares of the Company's Common Stock subject to the plan from 980,000 shares to 1,730,000 shares. The purpose of the Equity Compensation Plan is to encourage an ownership attitude among the Company's employees. The Board of Directors has approved the increase of shares subject to the Equity Compensation Plan in view of the significant increase in the number of employees as a result of the expansion of the Company's operations through internal growth as well as acquisitions. In order to continue to obtain the beneficial effects of the Equity Compensation Plan, it will be necessary to increase the number of shares available under such plan.

      As of July 31, 1999, options to purchase an aggregate of 939,000 shares of Common Stock (net of options canceled) had been granted pursuant to the Equity Compensation Plan, 12,000 options to purchase shares had been exercised, options to purchase 927,000 shares remained outstanding, and 41,000 shares remained available for future grant. As of July 31, 1999, the market value of all shares of Common Stock subject to outstanding options was approximately $3,791,000 (based upon the fair market value of the Common Stock as of July 31, 1999).

      As of July 31, 1999, the following executive officers named in the Compensation Table appearing elsewhere in this Proxy Statement have been granted options under the Equity Compensation Plan in the amount indicated: Michael D. Andereck, President and Chief Executive Officer, no shares; B. Bruce Dale, Senior Vice President, Products, no shares; Phillip J. Hamrick, III, Senior Vice President, Sales and Marketing, 100,000 shares; Kerry K. LeCrone, Senior Vice President, Services, 25,000 shares; and Todd A. Rognes, Former Senior Vice President, Finance, no shares. Since adoption of the Equity Compensation Plan and through July 31, 1999, all current executive officers, as a group, have been granted options covering 145,400 shares of Common Stock, which represents approximately 15.0% of the total number of options granted pursuant to the Equity Compensation Plan. Subsequent to July 31, 1999, the following executive officers named in the Compensation Table appearing elsewhere in this Proxy Statement have been granted additional options under the Equity Compensation Plan, a portion of which were granted subject to stockholder approval of the amendment to the Equity Compensation Plan, in the amount indicated: Michael D. Andereck, President and Chief Executive Officer, 50,000 shares; B. Bruce Dale, Senior Vice President, Products, 30,000 shares; Phillip J. Hamrick, III, Senior Vice President, Sales and Marketing, 15,000 shares; and Kerry K. LeCrone, Senior Vice President, Services, 30,000 shares. The foregoing amounts do not include options granted under the stock options plans of Image Sciences and FormMaker, which were terminated in 1997.

      The Equity Compensation Plan provides for the issuance to employees, non-employee directors and eligible independent contractors (collectively "Optionees") of shares of Common Stock pursuant to the grant of incentive stock options ("ISO's"), non-qualified stock options ("NQSO's"), Stock Appreciation Rights ("SAR's"), restricted stock and performance units. The Compensation Committee of the Board of Directors (the "Committee") has the authority to determine to whom stock options and other equity compensation awards will be granted and the terms of any such award, including the number of shares subject to, and the vesting provisions of, the award. Subject to the terms of the Equity Compensation Plan, the Committee may also amend the terms of any outstanding award.

      The option price per share of Common Stock under the Equity Compensation Plan is determined by the Committee at the time of each grant; provided, however, that the option price per share for any ISO shall not be less than 100% of the fair market value of the Common Stock at the time of the grant. If a person who owns 10% or more of the Company's Common Stock (a "10% Stockholder") is granted an ISO, the exercise price shall not be less than 110% of the fair market value on the date of grant. The term of each stock option may not exceed 10 years and in the case of a 10% Stockholder, the term may not exceed five years. Stock options are exercisable at such time or times as are determined by the Committee. Payment for the exercise of an option is required to be made in cash, check or other instrument as the Committee may accept, including, in the discretion of the Committee, unrestricted Common Stock of the Company. The Committee may also allow an option holder to elect to cash out the excess of the fair market value over the option price of all or a portion of a stock option. The Committee may also grant, in its sole discretion, a "cashless exercise" feature for the exercise of stock options. Unless sooner terminated, the Equity Compensation Plan will terminate in 2007.

      The aggregate fair market value (determined at the time of the grant) of the shares of Common Stock which any employee is first eligible to purchase in any calendar year by exercise of incentive stock option granted under the Equity Compensation Plan and all incentive stock option plans of the Company cannot exceed $100,000. For this purpose, the fair market value (determined at the respective date of grant of each option) of the stock purchasable by exercise of an incentive stock option (or any installment) is counted against the $100,000 annual limitation for an employee only for the calendar year such stock is first purchasable under the terms of the option. No option can be exercisable more than ten years after the date the option is awarded. An incentive option may not be granted under the Equity Compensation Plan to an employee who owns more than 10% of the outstanding Common Stock unless the purchase price is 110% of the fair market value of the Common Stock at the date of award and the option is not exercisable more than five years after it is awarded.

      An Optionee who received stock options will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, upon the grant of an ISO or NQSO.

      When an NQSO is exercised, the Optionee will generally realize ordinary income (compensation) measured by the difference between the aggregate exercise price of the Common Stock as to which the NQSO is exercised and the aggregate fair market value of the Common Stock on the exercise date, and the Company generally will be entitled to a deduction equal to the amount the Optionee is required to treat as ordinary income, but only if the Company withholds federal income tax with respect to such amount. An Optionee's holding period for the shares received on exercise of an NQSO will commence on the date the option is exercised, and his basis in the shares will equal his option price plus the amount included in income on exercise of the option.

      An Optionee generally will not recognize any income upon the exercise of an ISO, but the exercise may, depending on particular factors relating to the Optionee, subject the Optionee to the alternative minimum tax. An Optionee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an ISO, provided that the Optionee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the ISO (the "Required Holding Period"). An Optionee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The maximum federal income tax rate on the remaining gain or loss generally depends on how long the shares are held. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an ISO, except where the Optionee disposes of the shares of Common Stock received upon exercise before the expiration of the Required Holding Periods.

      The tax consequences of SAR's, restricted stock and performance units are not discussed herein, as the Company has not granted any of the foregoing at the present time and has no current expectation to do so.

      In addition, the Equity Compensation Plan has established for officers and directors of the Company an exemption from the provisions of Section 16(b) of the Exchange Act for the grants of options. Section 16(b) provides for recovery by the Company of profits made by officers and directors on short-term trading in shares of Common Stock. Grants of options to purchase common stock under the Equity Compensation Plan by officers and employee-directors may be entitled to an exemption from the operation of Section 16(b), provided certain conditions are met under the rules and regulations of the Commission.

      Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of the common stock represented at the Annual Meeting. The Board of Directors recommends a vote FOR approval of the amendment to the Equity Compensation Plan.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors has appointed PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending July 31, 2000, subject to stockholder ratification. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. The Board of Directors recommends a vote FOR approval of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.

                             STOCK PRICE PERFORMANCE

      Set forth below is a line graph indicating the stock price performance of the Company's Common Stock for the period beginning April 6, 1998 (the date of the Company's initial public offering) and ending July 31, 1999 as contrasted with the Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Services Index. The graph assumes that $100 was invested at the beginning of the period. No cash or stock dividends have been paid by the Company during this period.

                                  [LINE GRAPH]

                                              4/6/98     8/1/98   8/1/99
                                              ------     ------   ------
DocuCorp International,c Inc.                   100        61        39
Nasdaq Computer & Data
  Processing Services Index                     100       108       160
Nasdaq Stock Market Index                       100       102       145

                            STOCKHOLDERS' PROPOSALS

      Any proposals that stockholders of the Company desire to have presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than August 31, 2000.

                                 MISCELLANEOUS

      The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of mails, proxies may be solicited by persons regularly employed by the Company, by personal interview, telephone and telegraph. Such persons will receive no additional compensation for such services, but will be reimbursed for any out-of-pocket expenses incurred by them in connection with such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                   By Order of the Board of Directors,


                                   /s/ Joan P. Moore

                                   Joan P. Moore
                                   Secretary
Dallas, Texas
October 29, 1999

                                      PROXY
                          DOCUCORP INTERNATIONAL, INC.

   The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of DocuCorp International, Inc. (the "Company") to be held on December 7, 1999, at 9:00 a.m., C.S.T., and the Proxy Statement in connection therewith, and (b) appoints Milledge A. Hart, III and Michael D. Andereck, or each of them, his proxies, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment or postponement thereof, and the undersigned directs that his proxy be voted as follows:

1. ELECTION OF DIRECTORS

       M FOR nominees listed below except as marked to the contrary below
           M WITHHOLD AUTHORITY to vote for all nominees listed below

Michael D. Andereck, Milledge A. Hart, III, Anshoo S. Gupta, John D. Loewenberg, George F. Raymond, Warren V. Musser and Arthur R. Spector

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE AMENDMENT OF THE COMPANY'S 1997 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK SUBJECT TO THE PLAN FROM 980,000 SHARES TO 1,730,000 SHARES:

                           M FOR    M AGAINST    M ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:

                           M FOR    M AGAINST    M ABSTAIN

4. To vote upon other such matters that may legally come before the meeting or any adjournment or postponement thereof.

                (Continued and to be signed on the reverse side)


                                      PROXY
                          DOCUCORP INTERNATIONAL, INC.

   The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of DocuCorp International, Inc. (the "Company") to be held on December 7, 1999, at 9:00 a.m., C.S.T., and the Proxy Statement in connection therewith, and (b) appoints Milledge A. Hart, III and Michael D. Andereck, or each of them, his proxies, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment or postponement thereof, and the undersigned directs that his proxy be voted as follows:

1. ELECTION OF DIRECTORS

       M FOR nominees listed below except as marked to the contrary below
           M WITHHOLD AUTHORITY to vote for all nominees listed below

Michael D. Andereck, Milledge A. Hart, III, Anshoo S. Gupta, John D. Loewenberg, George F. Raymond, Warren V. Musser and Arthur R. Spector

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE AMENDMENT OF THE COMPANY'S 1997 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK SUBJECT TO THE PLAN FROM 980,000 SHARES TO 1,730,000 SHARES:

                           M FOR    M AGAINST    M ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:

                           M FOR    M AGAINST    M ABSTAIN

4. To vote upon other such matters that may legally come before the meeting or any adjournment or postponement thereof.

                (Continued and to be signed on the reverse side)


                                      PROXY
                          DOCUCORP INTERNATIONAL, INC.

   The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of DocuCorp International, Inc. (the "Company") to be held on December 7, 1999, at 9:00 a.m., C.S.T., and the Proxy Statement in connection therewith, and (b) appoints Milledge A. Hart, III and Michael D. Andereck, or each of them, his proxies, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment or postponement thereof, and the undersigned directs that his proxy be voted as follows:

1. ELECTION OF DIRECTORS

       M FOR nominees listed below except as marked to the contrary below
           M WITHHOLD AUTHORITY to vote for all nominees listed below

Michael D. Andereck, Milledge A. Hart, III, Anshoo S. Gupta, John D. Loewenberg, George F. Raymond, Warren V. Musser and Arthur R. Spector

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE AMENDMENT OF THE COMPANY'S 1997 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK SUBJECT TO THE PLAN FROM 980,000 SHARES TO 1,730,000 SHARES:

                           M FOR    M AGAINST    M ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:

                           M FOR    M AGAINST    M ABSTAIN

4. To vote upon other such matters that may legally come before the meeting or any adjournment or postponement thereof.

                (Continued and to be signed on the reverse side)

                           (Continued from other side)

   If more than one of the proxies listed on the reverse side shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

   THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR THE TWO OTHER PROPOSALS SET FORTH.

   The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

                            Dated:
                                  ----------------------------------------------

                            ----------------------------------------------------
                            Signature

                            ----------------------------------------------------
                            (Signature if held jointly)

                            Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. If you do attend, you may revoke your proxy and vote in person if you so desire.

               PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY AT
                            THE ADDRESS STATED ABOVE.


                           (Continued from other side)

   If more than one of the proxies listed on the reverse side shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

   THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR THE TWO OTHER PROPOSALS SET FORTH.

   The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

                            Dated:
                                  ----------------------------------------------

                            ----------------------------------------------------
                            Signature

                            ----------------------------------------------------
                            (Signature if held jointly)

                            Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. If you do attend, you may revoke your proxy and vote in person if you so desire.

               PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY AT
                            THE ADDRESS STATED ABOVE.


                           (Continued from other side)

   If more than one of the proxies listed on the reverse side shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

   THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR THE TWO OTHER PROPOSALS SET FORTH.

   The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

                            Dated:
                                  ----------------------------------------------

                            ----------------------------------------------------
                            Signature

                            ----------------------------------------------------
                            (Signature if held jointly)

                            Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. If you do attend, you may revoke your proxy and vote in person if you so desire.

               PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY AT
                            THE ADDRESS STATED ABOVE.